                                                                 EXECUTION COPY


                  CLASS B PREFERRED UNIT SUBSCRIPTION AGREEMENT


         This CLASS B PREFERRED UNIT SUBSCRIPTION AGREEMENT (the "Agreement") is entered into as of January 10, 2000 by and between Personalized Media Communications, L.L.C., a Delaware limited liability company (the "Company"), and Pegasus Development Corporation, a Delaware corporation (the "Subscriber").

                                   SECTION 1

                AUTHORIZATION AND SALE OF CLASS B PREFERRED UNITS

         1.1 Authorization of Class B Units. The Company has authorized the sale and issuance of up to 500,000 units of Class B preferred membership interests in the Company (the "Class B Units" and together with the Class A membership interests in the Company, the "Units") having the rights, preferences, privileges and restrictions as set forth in the form of Second Amended and Restated Operating Agreement of the Company in substantially the form attached hereto as Exhibit A (the "Restated Operating Agreement"),

         1.2 Sale of Class B Units. Subject to the terms and conditions hereof, the Company shall issue and sell to the Subscriber, and the Subscriber shall subscribe to and purchase from the Company, 500,000 Class B Units (such number of Class B Units, the "Purchased Units") for the Purchase Price (as defined below).

         1.3 Use of Proceeds. The net proceeds from the sale of the Purchased Units will be used by the Company for general corporate purposes including, without limitation, distribution to the Company's members.

                                   SECTION 2

                                     CLOSING

         2.1 Closing Date. The purchase and sale of the Purchased Units hereunder (the "Closing") shall take place on January 13, 2000 at the midtown offices of Cleary, Gottlieb, Steen & Hamilton (Citicorp Center, 153 East 53rd Street, 38th Floor, New York, New York 10022-4611) at 9:00 a.m. (Eastern Standard Time) or on such other date or at such other place as the Company and the Subscriber shall agree.

         2.2 Payment for Units. At the Closing, the Subscriber shall pay, deliver or cause to be delivered to the Company the purchase price, payable as follows (collectively the "Purchase Price"):

            (a) cash in the amount of $14,250,000, payable by wire transfer of immediately available funds to the following account: Citibank N.A. (330 Madison Avenue, New York, NewYork 10017), ABA number 021000089, account number 96437046 in the name of Personalized Media Communications, L.L.C.;

            (b) 200,000 shares of class A common stock (the "Stock") of Pegasus Communications Corporation, a Delaware corporation ("Pegasus"); and

            (c) 1,000,000 warrants (the "Warrants") issued by Pegasus, which shall permit the Company, upon exercise of the warrants, to acquire an additional 1,000,000 shares of class A common stock of Pegasus.

         2.3 Delivery of the Stock and Warrants. At the Closing, the Company shall deliver to the Subscriber any documents necessary to reflect the subscription and purchase by the Subscriber of the Purchased Units, and the Subscriber shall deliver to the Company any documents necessary to reflect the Company's ownership of the Stock and the Warrants.

                                   SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Subscriber as of the date hereof and the Closing Date as follows:

         3.1 Organization and Standing. The Company is a limited liability company duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite limited liability company power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company has furnished the Subscriber with true, correct and complete copies of its operating agreement and certificate of formation.

         3.2 Company Power. The Company has all requisite legal and limited liability company power and authority to execute and deliver this Agreement, to sell and issue the Units hereunder, and to carry out and perform its obligations under the terms of this Agreement.

         3.3 Subsidiaries. (a) The Company owns one hundred percent (100%) of the outstanding membership interests of PMC Satellite Development, L.L.C. ("PMC Satellite") and PMC Satellite Development-Education, L.L.C. ("PMC Satellite II"). The Company has no subsidiaries other than PMC Satellite and PMC Satellite II and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity. The Company is not a party to any joint venture, partnership or similar arrangements. True and complete copies of the Limited Liability Company Operating Agreement of PMC Satellite Development, L.L.C. and the Limited Liability Company Operating Agreements of PMC Satellite Development-Education, L.L.C. are attached hereto as Exhibits B and C, respectively.

            (b) PMC Satellite was formed on January 4, 2000 and, since such date, has not conducted any business. PMC Satellite II was formed on January 6, 2000 and, since such date, has not conducted any business.

         3.4 Capitalization. (a) Immediately prior to the Closing, the authorized and outstanding membership interests in the Company, and the ownership thereof, is as set forth on Schedule 3.4 hereto.

                  (b) Except as set forth herein or in the Amended and Restated Limited Liability Company Operating Agreement of the Company attached hereto as Exhibit D, there are no options, warrants or other rights (including conversion or preemptive rights) to purchase any class or series of equity or membership interest in the Company, and there are no agreements, understandings, commitments or obligations outstanding with respect to the voting, sale or transfer of any class or series of equity or membership interests in the Company.

         3.5 Operating Agreement. Attached hereto as Exhibit D is a true and complete copy of the Amended and Restated Limited Liability Company Operating Agreement of the Company, as currently in effect.

         3.6 Accredited Investor. The Company represents and warrants that it is an "accredited investor" as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the "1933 Act") (an "Accredited Investor").

         3.7 Rule 144. It acknowledges that the Stock must be held indefinitely unless subsequently registered under the 1933 Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of equity purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the equity, the availability of certain current public information about the Subscriber, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker", and the amount of equity being sold during any three-month period not exceeding specified limitations.

         3.8 Restrictions on Transfer. It understands that the transfer of the Stock is restricted by applicable state and federal securities laws.

         3.9 Authorization. All company action on the part of the Company, its managers and members necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the authorization, sale, issuance and delivery of the Purchased Units has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Purchased Units, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges and restrictions described in the Restated Operating Agreement, and such Purchased Units will be free of restrictions on transferability other than restrictions under this Agreement, the Restated Operating Agreement, and applicable federal and state law. The issuance of the Purchased Units is not subject to any preemptive rights or rights of first refusal, other than rights waived prior to the date hereof.

                                   SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

         The Subscriber hereby represents and warrants to the Company as follows:

         4.1 Accredited Investor. It understands that the offering and sale of the Units are intended to be exempt from the registration under the 1933 Act and applicable U.S. state securities laws by virtue of the private placement exemption from registration provided in Section 4(2) of the 1933 Act and exemptions under applicable U.S. state securities laws, and it agrees that any Units acquired by the Subscriber may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of in any manner that would require the Company to register the Units under the 1933 Act. The Subscriber understands that the Company requires each investor in the Company to be an Accredited Investor and the Subscriber represents and warrants that it is an Accredited Investor. The Subscriber covenants that it will not transfer, pledge, hypothecate or otherwise dispose of its Interest (or any portion thereof) to any person that the Company reasonably believes is not an Accredited Investor.

         4.2 Rule 144. It acknowledges that the Units must be held indefinitely unless subsequently registered under the 1933 Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of equity purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the equity, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker", and the amount of equity being sold during any three-month period not exceeding specified limitations.

         4.3 No Public Market. It understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

         4.4 Restrictions on Transfer. It understands that the transfer of the Units is restricted by applicable state and federal securities laws and by the provisions of the Restated Operating Agreement.

         4.5 Access to Data. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, and, to its knowledge, has received all information it considers necessary or appropriate for deciding whether to purchase the Units. It has also had an opportunity to ask questions of managers, officers and employees of the Company. It understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not necessarily a thorough or exhaustive description.

         4.6 Authorization. This Agreement, when executed and delivered by the Subscriber, shall constitute a valid and binding obligation of the Subscriber, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.7 Brokers or Finders. The Company has not and will not incur, directly or indirectly, as a result of any action taken by the Subscriber, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

         4.8 Tax Liability. It has reviewed with its own tax advisors the tax consequences of the transactions contemplated by this Agreement. It relies solely on such advisors and not on any statements or representations of the Company or any of the Company's agents with respect to such tax consequences. It understands that it, and not the Company, shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

                                   SECTION 5

                     CONDITIONS TO CLOSING OF THE SUBSCRIBER

         The Subscriber's obligation to purchase the Purchased Units is, unless waived in writing by the Subscriber, subject to the fulfillment as of the Closing Date of the following conditions:

         5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date.

         5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

         5.3 Restated Operating Agreement. The Restated Operating Agreement shall have been executed by the Managing Member of the Company and delivered to the Subscriber.

         5.4 License Agreements and Option Agreement. License agreements between the Company and PMC Satellite and the Company and PMC Satellite II in substantially the form attached hereto as Exhibits E and F respectively and an option agreement between the Company and the Subscriber in substantially the form attached hereto as Exhibit G shall have been executed and copies of such agreements shall have been delivered to the Subscriber.

         5.5 Sublicense Agreement. A sublicense agreement (the "Sublicense Agreement") in substantially the form attached hereto as Exhibit H shall have been executed and delivered to the Subscriber.

         5.6 Security Agreements. Security agreements in a form reasonably satisfactory to the Subscriber granting to the Subscriber a security interest in
(i) the Company's interest in PMC Satellite and (ii) PMC Satellite's interest under the License Agreement to be dated between the Company and PMC Satellite, and financing statements evidencing such security interests, shall have been executed by the Company and copies of such agreement and statements shall have been delivered to the Subscriber. Both the security interest granted by the Company and the security interest granted by PMC Satellite will secure (i) the Company's obligations under this Agreement and the Company's obligations to the Class B Members under the Restated Operating Agreement and (ii) PMC Satellite's obligations under the Sublicense Agreement.

         5.7 Forbearance Agreement. A forbearance agreement substantially in the form attached hereto as Exhibit I shall have been executed and a copy thereof delivered to the Subscriber.

         5.8 Hart Scott Rodino Representation Letter. A Hart Scott Rodino representation letter substantially in the form attached hereto as Exhibit J shall have been executed and delivered to the Subscriber.

                                   SECTION 6

                      CONDITIONS TO CLOSING OF THE COMPANY

         The Company's obligation to sell and issue the Purchased Units to the Subscriber at the Closing is, unless waived in writing by the Company, subject to the fulfillment as of the Closing Date of the following conditions:

         6.1 Representations and Warranties Correct. The representations made in
Section 4 hereof by the Subscriber shall be true and correct in all material respects as of the Closing Date.

         6.2 Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Subscriber on or prior to the Closing Date shall have been performed or complied with in all material respects.

         6.3 Payment of Purchase Price. The Subscriber shall have delivered to the Company the Purchase Price.

         6.4 Restated Operating Agreement. The Restated Operating Agreement shall have been executed by the Subscriber and delivered to the Company.

         6.5 Sublicense Agreement. A sublicense agreement in substantially the form attached hereto as Exhibit H shall have been executed by the Subscriber and delivered to the Company.

         6.6 Warrant Agreement. A warrant agreement in a form reasonably satisfactory to the Company shall have been executed by the Subscriber and delivered to the Company.

         6.7 Registration Rights Agreement. A registration rights agreement in a form reasonably satisfactory to the Company, granting the Company registration rights in respect of the Stock and the stock obtainable upon exercise of the Warrants for the period beginning on July 10, 2000 through January 10, 2001, shall have been executed by the Subscriber and delivered to the Company.

                                   SECTION 7

                                    COVENANTS

         7.1 Transfer Restrictions on Warrants. (a) The Company shall not sell, transfer or otherwise dispose of the Warrants, or the stock issued to the Company upon exercise of the Warrants, until:

                           (i) in the event that the Subscriber exercises its rights under Section 14.0.1 of the Restated Operating Agreement (the "Withdrawal Rights"), the date on which the closing of the Withdrawal Rights has been effectuated; provided that if such closing is not effectuated within fifteen (15) days of the receipt by the Company of the notice of exercise of the Withdrawal Rights as a result of an act or omission of the Subscriber, the transfer restrictions shall cease as of the expiration of such fifteen (15) day period; provided further that in the event that the closing has not been effectuated as a result of the failure by the Subscriber to obtain regulatory approvals in respect of the closing, the transfer restrictions shall remain in effect until the earlier of (i) the date on which (A) any necessary regulatory approvals are received or (B) the regulatory authority from which such approvals are sought provides notice that such regulatory approvals will not be granted and any litigation or appeal with respect thereto have been finally resolved and (ii) January 14, 2005, with the understanding that if regulatory approvals are sought and, as a result of such, a regulatory authority requires termination of the sublicense granted pursuant to the Sublicense Agreement, the transfer restriction shall remain in effect;

                           (ii) in the event that the Company exercises its rights under Section 14.0.2 of the Restated Operating Agreement (the "Redemption Rights"), January 14, 2005; or

                           (iii) in the event that neither the Subscriber has exercised its Withdrawal Rights nor Company has exercised its Redemption Rights prior to March 17, 2003, as of March 18, 2003;

                  (b) Notwithstanding the provisions of Section 7.1(a), the transfer restriction set forth above shall automatically cease to exist immediately upon the occurrence of any of the following events:

                           (i) the occurrence of any of the following: (A) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Pegasus and its subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) other than Marshall W. Pagon or his Related Parties (as defined below), (B) the adoption of a plan relating to the liquidation or dissolution of Pegasus, (C) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (x) any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the 1934 Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more of the voting stock of Pegasus (measured by voting power rather than number of shares) than is at the time beneficially owned (as defined above) by Marshall W. Pagon and his Related Parties in the aggregate, (y) Marshall W. Pagon and his Related Parties collectively cease to beneficially own (as defined above) voting stock of Pegasus having at least thirty percent (30%) of the combined voting power of all classes of voting stock of Pegasus then outstanding or (z) Marshall W. Pagon and his Affiliates (as defined below) acquire, in the aggregate, beneficial ownership (as defined above) of more than sixty six and two-thirds percent (66 2/3%) of the shares of class A common stock of Pegasus at the time outstanding or (D) the first day on which a majority of the current members of the board of directors of Pegasus are no longer directors;

                           where:

                           "Affiliate" of any specified individual, legal entity (including, without limitation, a corporation, a partnership, a limited liability company, a legal entity of public law, a trust or an unincorporated organization), or a government or any agency or political subdivision thereof (a "Person") means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of ten percent (10%) or more of the voting securities of a Person shall be deemed to be control.

                           "Related Party" with respect to Marshall W. Pagon means (A) any immediate family member of Marshall W. Pagon or (B) any trust, corporation, partnership or other entity, more than fifty percent (50%) of the voting equity interests of which are owned directly or indirectly by, and which is controlled by, Marshall W. Pagon and/or such other Persons referred to in the immediately preceding clause (A). For purposes of this definition, (i) "immediate family member" means spouse, parent, step-parent, child, sibling or step-sibling and (ii) "control" has the meaning specified in the definition of "Affiliate" contained herein. In addition, the estate of Marshall
                           W. Pagon shall be deemed to be a Related Party until such time as such estate is distributed in accordance with Marshall W. Pagon's will or applicable state law.

                           (ii) [omitted and filed separately with the Commission];

                           (iii) the Subscriber granting a sublicense under the Sublicense Agreement to any third party other than an Affiliate (as defined in Section 7.1(b)(i)) of Pegasus; or

                           (iv) the mutual agreement of the Parties to remove the transfer restriction.

                                   SECTION 8

                                  MISCELLANEOUS

         8.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS.

         8.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of the Subscriber to purchase the Units shall not be assignable without the consent of the Company.

         8.3 Entire Agreement; Amendment. This Agreement, including the exhibits hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. This Agreement including the exhibits hereto supersedes any prior written or oral agreement or understanding with respect to the subject matter hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         8.4 Notices, etc. All notices, requests and other communications to any party hereunder shall be in writing and addressed to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.4):

         (a) if to the Company, to:

                           Personalized Media Communications, L.L.C.
                           110 East 42nd Street
                           Suite 1704
                           New York, NY 10017-5611
                           Attention:  Stephen P. McCandless
                           Telephone:  212-286-0554
                           Facsimile:  212-286-0559
                           with a copy to:

                           Gerald Holtzman
                           Beirne, Maynard & Parsons, LLP
                           Suite 2400
                           Houston, TX 77056
                           Telephone: 713-960-7390
                           Facsimile: 713-960-1527

         (b) if to the Subscriber, to:

                           Pegasus Development Corporation
                           c/o Pegasus Communications Management Corporation 225 City Line Avenue
                           Bala Cynwyd, PA 19004
                           Attention:  Marshall W. Pagon
                           Telephone:  610-934-7000
                           Facsimile:  610-934-7072

                           with a copy to:

                           Pegasus Development Corporation
                           Pegasus Communications Management Corporation 225 City Line Avenue
                           Bala Cynwyd, PA 19006
                           Attention:  Ted S. Lodge
                           Telephone:  610-934-7000
                           Facsimile:  610-934-7072

         All notices under this Section 8.4 shall be deemed to have been given upon receipt if delivered in person and shall be deemed to have been given (i) two Business Days after transmission of a telegram or telex, (ii) upon confirmation of receipt if transmitted by facsimile transmission, (iii) four Business Days after deposit in United States registered or certified mail (postage prepaid, return receipt requested) or (iv) two Business Days after delivery to a reputable overnight courier, provided, however, that such notice provision may be waived in writing by any party hereto.

         8.5 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing and signed by the party against whom enforcement of such waiver, permit, consent or approval is sought. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         8.6 Expenses. Each of the Company and the Subscriber shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

         8.7 Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original, and both of which together shall constitute one instrument.

         8.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         8.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.10 Finder's Fees. The Subscriber agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Subscriber or any of its partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Subscriber from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

         8.11 Survival of Warranties. The warranties, representations and covenants of the Company and the Subscriber contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         8.12 Further Assurances. Each party to this Agreement agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party, to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         8.13 Exhibits and Schedules. All of the Exhibits and Schedules to this Agreement are hereby incorporated by reference herein, and any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby.

                                   SIGNATURES

         IN WITNESS WHEREOF, this Agreement is hereby executed as of the date first written above.


PERSONALIZED MEDIA COMMUNICATIONS, L.L.C.



By: /s/ John C. Harvey
    ------------------------------
    Name: John C. Harvey
    Title: Managing Member



PEGASUS DEVELOPMENT CORPORATION



By: /s/ Ted S. Lodge
    ------------------------------
    Name: Ted S. Lodge
    Title: Senior Vice President